Exhibit  10.37

ALCOA CORPORATION
TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS

These terms and conditions, including Appendices attached hereto (the “Award Terms”), are authorized by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors. They are deemed to be incorporated into and form a part of the Award of Restricted Share Units issued on or after December 8, 2021 under the Alcoa Corporation 2016 Stock Incentive Plan, as may be amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms.

General Terms and Conditions

1.Restricted Share Units are subject to the provisions of the Plan and the provisions of the Award Terms.  If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Committee are binding on the Participant and the Company. A Restricted Share Unit is an undertaking by the Company to issue the number of Shares indicated in the Participant’s account with the Company’s designated stock plan broker or service provider (the “Broker”), subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on Restricted Share Units, but the Board of Directors may authorize that dividend equivalents be accrued and paid on Restricted Share Units upon vesting in accordance with paragraphs 2 and 4 below.

Vesting and Payment

2.A Restricted Share Unit vests on the third anniversary date of the grant date and, subject to paragraph 3 and, if the Restricted Share Unit is subject to a performance condition, paragraph 33, will be paid to the Participant in Shares on the vesting date or within 90 days thereafter (or, if it is not practicable to make payment by such date, as soon as practicable thereafter, but in no event later than the end of the calendar year in which the vesting date occurs and/or later than the time permitted under Section 409A of the Code).

3.Notwithstanding the foregoing, except as provided in paragraph 4, if a Participant’s employment with the Company (including its Subsidiaries) is terminated before the Restricted Share Unit vests, the Award is forfeited and is automatically canceled.

4.The following are exceptions to the vesting rules:

•

Death or Disability:  a Restricted Share Unit held by a Participant, who dies while an Employee or who is permanently and totally disabled (as defined below) while an Employee, is not forfeited but vests and is paid on the original stated vesting date set forth in paragraph 2.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee or its delegate.

•Change in Control:  a Restricted Share Unit vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan. Notwithstanding anything in the Award Terms to the contrary, if a Change in Control qualifies as a “change in control event” within the meaning of Treas. Reg. § 1.409-3(i)(5), the vested Restricted Share Unit (whether vested pursuant to the preceding sentence or otherwise and with vesting determined under Section 409A of the Code) will be paid to the Participant within 30 days following the Change in Control.  If the Change in Control does not so qualify, the vested Restricted Share Unit will vest and be paid to the Participant on the original stated vesting date set forth in paragraph 2.

•Termination Following Change in Control:  as further described in the Plan, if a Replacement Award is provided following a Change in Control, but within 24 months of such Change in Control the Participant’s employment is terminated without Cause (as defined in the Alcoa Corporation Change in Control Severance Plan) or by the Participant for Good Reason (as defined in the Alcoa Corporation Change in Control Severance Plan), the Replacement Award will vest and be paid to the Participant on the original stated vesting date set forth in paragraph 2.

•Retirement:  unless otherwise determined by the Committee or its delegate, a Restricted Share Unit is not forfeited if it is held by a Participant who terminates employment due to Retirement (as defined in the Plan) at least six months after the grant date. In such event, the Restricted Share Unit vests and is paid on the original vesting schedule of the grant set forth in paragraph 2.

•Divestiture:  if a Restricted Share Unit is held by a Participant who is to be terminated from employment with the Company or a Subsidiary as a result of a divestiture of a business or a portion of a business of the Company (each, a “Divestiture”) and the Participant either becomes an employee of (or is leased or seconded to) the entity acquiring the business on the date of the closing, or the Participant is not offered employment with the entity acquiring the business and is terminated by the Company or a Subsidiary within 90 days of the closing of the sale, then, at the discretion of the Chief Executive Officer of the Company, for Participants other than those subject to the short-swing profit rules of Section 16(b) of the Exchange Act (a “Section 16 Insider”), or, at the discretion of the Committee for Section 16 Insiders, as the case may be, the Restricted Share Unit will not be forfeited and will vest and be paid on the original vesting schedule set forth in paragraph 2. For purposes of this paragraph, employment by “the entity acquiring the business” includes employment by a subsidiary or affiliate of the entity acquiring the business; and “Divestiture of a business” means the sale of assets or stock resulting in the sale of a going concern. “Divestiture of a business” does not include a plant shut down or other termination of a business.

•Involuntary Termination without Cause: in circumstances other than a Divestiture, if a Participant is involuntarily terminated without Cause (as defined below) from employment with the Company or a Subsidiary at least one year after the grant date and during the vesting period, the Restricted Share Unit Award is not forfeited in whole but only in part upon termination of employment. The portion of the Restricted Share Unit Award that is not forfeited vests on the original stated vesting date set forth in paragraph 2 and is calculated based on a proportionate share of the time during the vesting period that the Participant remained actively employed with the Company or a Subsidiary, with the remaining portion being automatically forfeited. The proportionate share is computed on the basis of the actual number of days actively employed after the date of grant over the total numbers of days in the three years vesting period (with the resulting Restricted Share Units rounded up to the next whole unit). For example, a Participant who is involuntarily terminated without Cause from employment with the Company (or a Subsidiary) at the end of the first year of the three-year vesting period will receive one-third of the Shares upon vesting, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

For this purpose, if the Participant participates in the Alcoa Corporation Change in Control Severance Plan, “Cause” shall have the meaning set forth in such plan. If the Participant does not participate in the Alcoa Corporation Change in Control Severance Plan, “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or Subsidiary employer that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Board or the Participant’s direct supervisor, which demand specifically identifies the manner in which the Participant has not substantially performed the Participant’s duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; (iii) the Participant’s fraud or acts of dishonesty relating to the Company or any of its Subsidiaries, or (iv) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Subsidiaries or indictment for any felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

5.A Participant will receive one Share upon the vesting and payment of a Restricted Share Unit. Notwithstanding the foregoing or anything in the Award Terms to the contrary, to the extent that payment in Shares is prohibited under applicable law or would require the Participant or the Company to obtain the approval of any governmental and/or regulatory body in the Participant’s country, or as necessary to meet tax objectives, the Company in its sole discretion may substitute a cash payment in lieu of Shares, such cash payment to be equal to the Fair Market Value of the Shares on the date that such Shares would have otherwise been issued under the terms of the Plan and the Award Terms.

Taxes

6.All taxes required to be withheld under applicable tax laws in connection with a Restricted Share Units must be paid by the Participant at the appropriate time under applicable tax laws. The Company may satisfy applicable tax withholding obligations by any of the means set forth in Section 15(k) of the Plan, but will generally withhold from the Shares to be issued upon payment of the Restricted Share Units that number of Shares with a fair market value on the vesting date equal to the taxes required to be withheld at the minimum required rates, or at any other rate approved by the Committee, up to the maximum individual tax rate for the applicable tax jurisdiction, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes. Notwithstanding the foregoing, if the Participant is a Section 16 Insider, the Company will withhold Shares from the Shares to be issued upon payment of the Restricted Share Unit, as described herein, at the minimum required rates or such other rates approved by the Committee and other means will not be used to satisfy such tax withholding obligations.

Beneficiaries

7.If permitted by the Company, Participants will be entitled to designate one or more beneficiaries to receive all Restricted Share Units that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.

8.Beneficiary designations on an approved form will be effective at the time received by the Company, including, as applicable, through submission to the Broker. A Participant may revoke a beneficiary designation at any time by written notice to the Company, including as applicable, through submission to the Broker, or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

9.A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

10.The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Restricted Share Unit prior to the death of the Participant who designated such beneficiary.

11.Unless the Participant indicates on the form that a named beneficiary is to receive Restricted Share Units only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Restricted Share Units upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Restricted Share Units.

12.Should a beneficiary die after the Participant but before the Restricted Share Units are paid, such beneficiary’s rights and interest in the Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in Restricted Share Units, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

13.If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Restricted Share Units that have not yet vested or been paid at the time of death of the Participant will be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

14.In the event of an Equity Restructuring or other transaction described in Section 4(f) of the Plan, the Committee will equitably adjust the Restricted Share Units as it deems appropriate in accordance with the terms of the Plan. The adjustments authorized by the Committee will be final and binding.

Repayment/Forfeiture

15.As an additional condition of receiving the Restricted Share Units, the Participant agrees that the Restricted Share Units and any benefits or proceeds the Participant may receive hereunder shall be subject to forfeiture and/or repayment to the Company as provided in Sections 15(e) and (f) of the Plan including, without, limitation, to the extent required (i) under the terms of any recoupment or “clawback” policy adopted by the Company to comply with applicable laws or with the Corporate Governance Guidelines or other similar requirements, as such policy may be amended from time to time (and such requirements shall be deemed incorporated into the Award Terms without the consent) or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Further, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Restricted Share Units for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. By accepting this Award, subject to applicable law, Participant agrees and acknowledges the obligation to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup this Award or amounts paid hereunder pursuant to this Section 15 and the Plan.

Miscellaneous Provisions

16.Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon vesting of the Restricted Share Units, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.

17.Non-Transferability. The Restricted Share Units are non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

18.Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Restricted Share Units shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.

19.Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

20.Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.

21.Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

22.Appendices. Notwithstanding any provisions in the Award Terms, for Participants residing and/or working outside the United States, the Restricted Share Units shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Further, Appendices C and D include information for European Union / European Economic Area Participants. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendices B, C  and D will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.

23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Compliance with Code Section 409A. It is intended that the Restricted Share Units granted pursuant to the Award Terms be compliant with (or exempt from) Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Restricted Share Units granted pursuant to the Award Terms satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

25.Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.

26.No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

27.Governing Law and Venue. As stated in the Plan, the Restricted Share Units and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Restricted Share Units will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).

28.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

29.Entire Agreement. The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof (including, without limitation, the obligations and understandings set forth in Section 15(e) of the Plan), and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

30.Employment at Will. Nothing in the Award Terms or the Plan provide the Participant with any right to continue in the Company’s or any of its affiliates’ employ for any period of specific duration or interfere with or otherwise restrict in any way the Participant’s or the rights of the Company and its affiliates to terminate the Participant’s service at any time for any reason, with or without cause, subject to applicable law. The Participant’s status with the Company and its affiliates will accordingly remain at will.

31.Amendments. Except as otherwise provided herein or the Plan, these Award Terms may be amended or modified at any time by an instrument in writing signed by the parties hereto or by the Company without the consent of the Participant if such action would not materially impair the rights of the Participant under this Award.

Acceptance of Award

32.In accordance with Section 15(c) of the Plan (as in effect at the grant date), the Participant may reject the Restricted Share Units by notifying the Company within 30 days of the grant date that he or she does not accept the Restricted Share Units. The Participant’s acceptance of the Restricted Share Units constitutes the Participant’s acceptance of and agreement with the Award Terms. Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company. The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Restricted Share Units.

Performance Feature

33.If the vesting of Restricted Share Units is subject to a performance condition, the following additional terms and conditions will apply to that Award:

•

The Participant will have the right to receive from 0% to 200% of the number of Shares indicated on the grant date, based on achievement of performance goals established by the Committee for that Award.

•	The performance period is three years, which may consist of a single performance period or multiple interim periods as determined by the Committee.
•	Achievement of performance objectives will be determined or certified by the Committee following the end of the applicable period.
•

Except as otherwise set forth in paragraph 4 of the Award Terms or below in this “Performance Feature” section, vesting of the Award will occur upon satisfaction of the time-based vesting conditions set forth in paragraph 2 of the Award Terms and vesting and payment of the Award will be based on the extent to which the performance objectives established by the Committee have been attained. In any case, except where payment of the Award is made upon a Change in Control within the meaning of Treas. Reg. § 1.409-3(i)(5), in no event will payment of the Award occur outside of the time period set forth in paragraph 2.

•

In the event of termination of the Participant’s employment with the Company (including its Subsidiaries) before the vesting of the Restricted Share Units by reason of death, disability, Retirement, Divestiture, or involuntary termination without Cause, each as described in paragraph 4, payment of the Restricted Share Unit Award (or portion thereof in the case of an involuntary termination without Cause) will be based on the extent to which the performance objectives established by the Committee have been attained following the end of the performance period.

•

In the event of a Change in Control, the performance feature of the Award will cease to apply and the Award will be converted into a time-based award in accordance with the formula set forth in Section 12(a)(v) of the Plan. The vesting and payment of such Award will then be governed in accordance with paragraph 4.

APPENDIX A
TO THE ALCOA CORPORATION
2016 Stock Incentive Plan
Terms and Conditions for Restricted Share Units
for Non-U.S. Participants

This Appendix A contains additional (or, if so indicated, different) terms and conditions that govern the Restricted Share Units if the Participant resides and/or works outside of the United States. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

A.Termination. This provision supplements paragraph 3 of the Terms and Conditions.

The Company will determine when the Participant is no longer providing services for purposes of the Restricted Share Units (including whether the Participant may still be considered to be providing services while on a leave of absence).

B.Responsibility for Taxes. This provision replaces paragraph 6 of the Terms and Conditions (except to the extent that the Participant is a Section 16 Insider).

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these Restricted Shares Units, including, but not limited to, the grant, vesting or settlement of Restricted Shares Units, the subsequent sale of Shares acquired pursuant to the Restricted Share Units and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Share Units or any aspect of the Restricted Share Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant shall not make any claim against the Company, the Employer or any other Subsidiary, or their respective board, officers or employees related to Tax-Related Items arising from this Award. Furthermore, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withholding from the proceeds of the sale of Shares acquired pursuant to the Restricted Share Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the Shares subject to Restricted Share Units.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent) or, if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested Restricted Shares Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

C.Nature of Award. In accepting the Restricted Share Units, the Participant acknowledges, understands and agrees that:

a.	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;
b.

this Award of Restricted Share Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been granted in the past;

c.	all decisions with respect to future Restricted Share Units or other Awards, if any, will be at the sole discretion of the Company;
d.

this Award of Restricted Share Units and the Participant’s participation in the Plan shall not create a right to, or be interpreted as forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate the Participant’s employment contract (if any) at any time;

e.	the Participant’s participation in the Plan is voluntary;
f.	this Award of Restricted Share Units and the Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
g.

this Award of Restricted Share Units and the Shares acquired under the Plan, and the income and value of the same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

h.	the future value of the Shares subject to the Restricted Share Units is unknown, indeterminable and cannot be predicted with certainty;
i.	no claim or entitlement to compensation or damages shall arise from the forfeiture of any portion of this Award of Restricted Share Units resulting from the Participant’s termination of employment and/or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services, or the terms of his or her employment or service agreement, if any);

j.

unless otherwise agreed with the Company, Restricted Share Units and the Shares acquired under the Plan, and the income from and value of the same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Subsidiary;

k.

unless otherwise provided in the Plan or by the Company in its discretion, this Award of Restricted Share Units and the benefits under the Plan evidenced by these Award Terms do not create any entitlement to have this Award of Restricted Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

l.

neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Share Units or of any amounts due to the Participant pursuant to the Restricted Share Units or the subsequent sale of any Shares acquired under the Plan.

D.Data Privacy.  The following Data Privacy consent only applies to Participants located outside the EU.  Participants located in the EU should review the GDPR Notice in Appendix D.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Award Terms and any other grant materials by and among, as applicable, the Company, the Employer and any other Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Share Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data may be transferred to the Broker or such additional or other stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award of Restricted Share Units or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

E.Retirement. Notwithstanding paragraph 4 of the Terms and Conditions, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that would likely result in the favorable treatment applicable to the Restricted Share Units pursuant to paragraph 4 being deemed unlawful and/or discriminatory, then the Company will not apply the favorable treatment at the time of the Participant’s retirement, and the Restricted Share Units will be treated as set forth in the remaining provisions of paragraph 4 of the Terms and Conditions.

F.Language. If the Participant has received these Award Terms, or any other document related to this Award of Restricted Share Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

G.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Broker’s country of residence, or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., Restricted Share Units) or rights linked to the value of Shares, during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant may be prohibited from (i) disclosing the inside information to any third party including colleagues of the Participant (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.

H.Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The

Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

APPENDIX B
TO THE ALCOA CORPORATION
2016 Stock Incentive Plan
Terms and Conditions for Restricted Share Units
For Non-U.S. Participants

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

Terms and Conditions

This Appendix B includes special terms and conditions that govern Restricted Share Units if the Participant resides and/or works in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of Restricted Share Units or is considered a resident of another country for local law purposes, the Committee shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of October 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the country in which the Participant currently works and/or resides, or if the Participant transfers to another country after the grant of the Restricted Share Unit, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

AUSTRALIA

Terms and Conditions

Australia Offer Document.

The grant of Restricted Share Units is intended to comply with the provisions of the Corporations Act, 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the Restricted Share Units to Australian resident employees, which is being provided to the Participant with the Award Terms.

Notifications

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

Tax Information.

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).  The Restricted Share Units should satisfy the real risk of forfeiture test for deferral.

BELGIUM

Notifications

Stock Exchange Tax.

A stock exchange tax applies to transactions executed through a non-Belgian financial intermediary.  The stock exchange tax will likely apply when Shares are sold.  The Participant should consult with his or her personal tax advisor to determine the Participant’s obligations with respect to the stock exchange tax.

Foreign Asset/Account Reporting Information.

Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return.  In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).  The forms to complete this report are available on the website of the National Bank of Belgium.  Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations.

BRAZIL

Terms and Conditions

Compliance with Law.

By accepting the Restricted Share Units, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Share Units, the sale of the Shares acquired under the Plan and the receipt of any dividends or dividend equivalents.

Acknowledgement of Nature of the Grant.

This provision supplements paragraph C “Nature of Award” of Appendix A:

By accepting the Restricted Share Units, the Participant agrees that he or she is making an investment decision, the Shares will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period, and the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

Notifications

Exchange Control Information.

If the Participant is a resident of or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of the assets and rights is equal to or greater than US$1,000,000. If such amount exceeds US$100,000,000, the declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the Plan. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

Tax on Financial Transactions (IOF).

Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.

CANADA

Terms and Conditions

Payment.

Notwithstanding anything to the contrary in paragraphs 2 and 4 of the Terms and Conditions, any vested Restricted Share Unit will be paid to the Participant by no later than the end of the calendar year in which the vesting date specified in paragraph 2 occurs (i.e., by the end of the calendar year in which the third anniversary of the grant date occurs).

Notwithstanding anything to the contrary in the Terms and Conditions, a Participant will receive one Share upon the vesting and payment of a Restricted Share Unit.  Notwithstanding paragraph 5 of the Terms and Conditions, the Company shall not have discretion to substitute a cash payment in lieu of Shares.

Further, in no event will the Restricted Share Units carry any right to receive payment of any dividend equivalents in cash.  To the extent the Board of Directors authorizes that dividend equivalents be accrued and paid on vesting of Restricted Share Units, such dividend equivalents shall be paid in such whole number of Shares with a fair market value at the time the Restricted Share Units vest equal to the amount of dividend equivalents accrued on the Restricted Share Units at that time.  Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Withholding.

Notwithstanding anything to the contrary in the Terms and Conditions, the number of Shares otherwise required to be issued to a Participant on vesting and payment of a Restricted Share Unit shall not be reduced to satisfy the payment of Tax Obligations, except for at the election of a Participant, in the Participant’s sole discretion. A Participant who is not a Section 16 Insider shall be permitted to make such an election only if the Company has established procedures for such withholding.

Termination of Service.

The following provision replaces paragraph A “Termination” of Appendix A:

For purposes of the Restricted Share Units, the Participant’s employment relationship will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Canadian laws or the terms of the Participant’s employment agreement, if any) effective as of the date that is the earlier of  (i) the date the Participant receives notice of termination, or (ii) the date the Participant is no longer actively providing service (the “Termination Date”), except, in either case, to the extent applicable employment standards legislation requires the Restricted Share Units to continue through any minimum termination notice period applicable under the legislation. In such case, the Termination Date will be the last day of the Participant’s minimum statutory termination notice period.

Unless otherwise expressly provided in these Award Terms or determined by the Company, or explicitly required by applicable legislation, the Participant’s right to vest in the Restricted Share Units, if any, will terminate on the Termination Date and the Participant will not earn or be entitled to (i) any pro-rated vesting for that period of time before the Termination Date, (ii) any portion of the Restricted Share

Units that is thereby forfeited upon termination, or (iii) any payment of damages in lieu thereof.  Unless otherwise expressly provided in these Award Terms or determined by the Company, there shall be no vesting of Restricted Share Units during any applicable common law or civil law reasonable notice period following the Termination Date or any payment of damages in lieu thereof. Subject to application legislation, in the event the Termination Date cannot be reasonably determined under the terms of the Award Terms and/or the Plan, the Committee shall have the exclusive discretion to determine the Termination Date for purposes of the Restricted Share Unit (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following provision supplements section C “Nature of Award” of Appendix A:

Subsections C(b), C(g) and C(i) of this Appendix A are subject to such explicit and minimal requirements set forth under local employment standards or pension-related legislation.

The Following Provisions Apply for Participants Resident in Quebec:

Consent to Receive Information in English.

The Participant acknowledges that it is the express wish of the parties that these Award Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de Conditions d’attribution, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements paragraph D “Data Privacy” of Appendix A:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in the Participant’s Employee file.

Notifications

Securities Law Information.

The Participant acknowledges that he or she is permitted to sell the Shares acquired under the Plan through the Broker, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed (i.e., the NYSE).

Foreign Asset/Account Reporting Information.

Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Restricted Share Units and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. Restricted Share Units must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

CHINA

Terms and Conditions

The following terms and conditions will apply to Participants who are subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Termination of Employment.

Due to exchange control laws in PRC, the Participant agrees that the Company reserves the right to require the sale of any Shares acquired at vesting of the Restricted Share Units upon the termination of the Participant’s employment for any reason. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares issuable upon vesting of the Restricted Share Units, as described in the preceding sentence, the Participant understands and agrees that any Shares acquired by the Participant under the Plan must be sold no later than six (6) months after termination of the Participant’s employment, or within any other such time frame as permitted by the Company or required by SAFE. The Participant understands that any Shares acquired under the Plan that have not been sold within six (6) months of the Participant’s termination of employment will be automatically sold by a designated broker at the Company’s discretion, pursuant to this authorization by the Participant.

The Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf, pursuant to this authorization), and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between vesting and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the Shares upon vesting (which is the amount relevant to determining the Participant’s liability for Tax-Related Items). The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less any Tax-Related Items, brokerage fees or commissions) to the Participant in accordance with the applicable exchange control laws and regulations including but not limited to the restrictions set forth in this Appendix B for China below under “Exchange Control Restrictions.”

Exchange Control Restrictions.

The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to immediately repatriate any cash payments or proceeds obtained with respect to participation in the Plan to the PRC. The Participant further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company or any Subsidiary, and the Participant hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Participant. Any payment or proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the payments or proceeds are paid to the Participant in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in the PRC (if the Participant does not already have one) so that the payments or proceeds may be deposited into this account. If the payments or proceeds are paid to the Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency exchange conversion rate fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to the Participant through the special account described above.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

HUNGARY

There are no country-specific provisions.

ICELAND

There are no country-specific provisions.

ITALY

Terms and Conditions

Plan Document Acknowledgement.

By accepting the Restricted Share Units, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Terms and has reviewed the Plan and the Award Terms, including the Appendices, in their entirety and fully understands and accepts all provisions of the Plan and the Award Terms, including the Appendices. The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Award Terms: paragraphs 2-5: Vesting and Payment; paragraph 15: Repayment and Forfeiture; paragraph 16: Stock Exchange Requirements and Applicable Laws; paragraph 20: Severability and Judicial Modification; paragraph 22: Appendices; paragraph 23: Imposition of Other Requirements; paragraph 27: Governing Law and Venue; paragraph A of Appendix A: Termination; Appendix D: GDPR Notice.

Notifications

Foreign Asset/Account Reporting Information.

Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares), are beneficial owners of the investment pursuant to Italian money laundering provisions. The Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

Tax on Foreign Financial Assets.

The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax at an annual rate of 2 per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of the calendar year and is subject to pro-ration for the portion of the year that the Participant holds the Shares received at vesting.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

SAUDI ARABIA

Terms and Conditions

Notifications

Securities Law Information.

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. The Participant should conduct his or her own due diligence on the accuracy of the information relating to the Restricted Share Units and the underlying Shares. The Participant should consult with his or her authorized financial advisor in this regard.

SINGAPORE

Terms and Conditions

Sale Restriction.

The Participant agrees that any Shares received upon vesting will not be offered for sale or sold in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemption under Part XIII Division (1) Subdivision (4) (other than Section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information.

The grant of the Restricted Share Units is being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements under the SFA and the grant of the Restricted Share Units is not made to the Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation.

Directors, associate directors or shadow directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Specifically, such directors must notify the Singapore Subsidiary in writing of an interest (e.g., Restricted Share Units, Shares, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of Restricted Share Units or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director.

SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation.

The following provisions supplement paragraph A “Termination” of Appendix A.

By accepting the Restricted Share Units, the Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Restricted Share Units, if the Participant’s employment terminates, unless otherwise provided in the Award Terms or by the Company, any unvested Restricted Share Units shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’

Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Share Units under the Plan to individuals who may be Employees of the Company or a Subsidiary. The decision is limited and entered into based upon the express assumption and condition that any Restricted Share Units will not economically or otherwise bind the Company or any Subsidiary, including the Employer, on an ongoing basis, other than as expressly set forth in the Award Terms. Consequently, the Participant understands that the Restricted Share Units are granted on the assumption and condition that the Restricted Share Units shall not become part of any employment or service agreement (whether with the Company or any Subsidiary, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of Restricted Share Units, which is gratuitous and discretionary, since the future value of the Restricted Share Units and the underlying Shares is unknown and unpredictable. The Participant also understands that the grant of Restricted Share Units would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Restricted Share Unit and any right to the underlying Shares shall be null and void.

Notifications

Securities Law Information.

No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the Restricted Share Units. No public offering prospectus has been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Award Terms constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

Exchange Control Information.

The Participant may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Company or Broker) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, prior tax year exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Participant will generally be required to report all of his or her foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item.

Share Reporting Information.

It is the Participant’s responsibility to declare the acquisition, ownership and disposition of Shares to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or shares acquired or disposed of during the prior year;

however, if the value of the Shares acquired or disposed of or the amount of the sale proceeds exceeds a designated threshold, the declaration must be filed within one month of the acquisition or disposition, as applicable. The Participant should consult with his or her personal advisor to determine the Participant’s obligations in this respect.

Foreign Asset/Account Reporting Information.

To the extent that the Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if the Participant sells or otherwise disposes of any previously-reported Shares or accounts.

SURINAME

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information.

Neither this document nor any other materials relating to the Restricted Share Units (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (FinSA), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee of the Company or other Participant or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).